Contact:
William F. Hackett
609-586-7010 ext. 2310

                      LEADERSHIP CHANGE AT BASE TEN SYSTEMS

TRENTON, NJ October 29, 1999 - Base Ten Systems, Inc. (NasdaqSC: BASEA) announced today that Stephen A. Cloughley had been elected President and Chief Executive Officer of the Company, and that Robert Hurwitz had been elected Chairman of the Company's Board of Directors. Mr. Hurwitz already was serving as a Director of the Company. They are succeeding Thomas E. Gardner who previously held these three positions.

Mr. Gardner made the following statement regarding the changes. "Two years ago, the Board asked me to implement a transition of the Company from defense contractor to commercial software developer of manufacturing execution systems for cGMP regulated industries. While the strategy has taken longer to implement and cost more in operating losses than anticipated, I believe the company is now positioned for growth and profitability in its new markets."

"At this juncture, the Board and I have identified new leadership for the Company in Stephen Cloughley who will lead the executive team. The skill sets of this team we believe match up well to the challenges to be faced by the Company over the next several years. Importantly, our largest shareholder group is also supportive of these changes. I will remain an investor in the Company, and wish for the new management team great success, and growing shareholder value for all investors."

Stephen Cloughley joined Base Ten in 1994 and was responsible for sales in the European Community where he was instrumental in signing many of the Company's present clients. As a result of his success, Mr. Cloughley was brought to the U.S. in 1996 where his managerial assignments encompassed marketing and corporate development. Mr. Cloughley developed many of the important strategic and business relationships, which are now enjoyed by the Company. Mr. Cloughley maintains a national reputation regarding his knowledge of manufacturing execution systems software, having represented Base Ten in the financial and industrial communities.

Mr. Cloughley said upon his election by the Board of Directors, "I am delighted to be given the opportunity to lead our Company into the millennium. I believe today as I first believed when I came to Base Ten that manufacturing execution system software is one of the great opportunities of automation. I look forward to working closely with our talented executive team in growing our Company and building shareholder value."

About Base Ten
--------------

Base Ten Systems is a software technology development company focused on manufacturing execution and clinical supply systems and services for the pharmaceutical, chemicals and medical products industries. Through installation of BASE10(TM) software, the Company's customers around the world can enjoy more cost-effective regulatory compliance, improved manufacturing flexibility and reduced production cycle time. BASE10(TM) solutions are readily integrated with complementary software partners as manufacturers consolidate their operations into global supply chain processes. Learn more about Base Ten Systems by visiting its web site at www.base10.com.

Forward-Looking Statements Regarding Base Ten Systems
------------------------------------------------------

The foregoing contains "forward-looking information" within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by the letter ("a") or by such forward-looking terminology as "may," "will," "believe," "anticipate," "expect," or similar words or variations thereof. Such forward-looking statements involve certain significant risks and uncertainties. Important factors that Base Ten believes may cause actual results to differ materially from such forward-looking statements are discussed in the "Risk Factors," "Business" and "MD&A" sections of the Company's current S-3 registration statements and annual and quarterly reports on file with the Securities and Exchange Commission. Additional risk factors include the effectiveness of software and the ability of software to operate without "bugs" in the technology and acceptance of the release by customers and actual rollout. In assessing such forward-looking statements, investors are urged to read carefully those reports and other filings. Base Ten does not undertake to publicly update or revise its forward-looking statements, even if experience or future changes indicate that any such results or event (expressed or implied) will not be realized.